EXHIBIT 10.3

AMENDMENT TO WARRANTS

This Amendment to Common Stock Purchase Warrants (this “Amendment”) dated this 25th day of August, 2024, by and among ShiftPixy, Inc., a Wyoming corporation (the “Company”) and Armistice Capital Master Fund Ltd (the “Holder”).

WHEREAS, the Holder is the holder of (i) outstanding warrants to purchase up to 34,722 shares of the Company’s common stock (“Common Stock”) with an issue date of September 23, 2022 (the “September 2022 Warrants”); (ii) outstanding warrants to purchase 14,517 shares of Common Stock with an issue date of July 19, 2022 (the “July 2022 Warrants”); (iii) outstanding warrants to purchase 83,333 shares of Common Stock with an issue date of July 14, 2023 (the “July 2023 Warrants”); (iv) outstanding warrants to purchase 94,375 shares of Common Stock with an issue date of October 10, 2023 (the “October 2023 Warrants”; and (v) outstanding warrants to purchase 1,176,470 shares of Common Stock with an issue date of March 21, 2024 (the “March 2024 Warrants,” and together with the September 2022 Warrants, July 2022 Warrants, July 2023 Warrants and the October 2023 Warrants, the “Warrants”); and

WHEREAS, the Company and the Holder desire to amend the Warrants as more particularly set forth below;

WHEREFORE, the parties do hereby agree as follows:

1. Subject to the closing of the closing of the offering pursuant to the Company’s registration statement on Form S-1 (File No. 333-280566) as amended (the “Offering”), effective upon Stockholder Approval (as defined in the Securities Purchase Agreement) in compliance with Nasdaq Listing Rule 5635(d), the exercise price of the Warrants will automatically be reduced to $1.04 and the term of the Warrants will be extended such that they expire five years from the date that stockholder approval is obtained. Additionally, the Warrants will not be exercisable until such stockholder approval is obtained.

2. The Amendment is subject to the Stockholder Approval and the consummation of the Offering. In the event that (i) the Stockholder Approval is not obtained, or (ii) the Offering is not consummated, the Warrant Amendment shall be null and void and the provisions of the Warrants in effect prior to the date hereof shall remain

3. Except as modified herein, the terms of the Warrants shall remain in full force and effect.

4. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile or email shall constitute an original.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SHIFTPIXY, INC.

By:
Name:	Scott Absher
Title:	Chief Executive Officer

ARMISTICE CAPITAL MASTER FUND LTD

By:
Name:	Steven Boyd
Title:	CIO of Armistice Capital, LLC, the Investment Manager

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